Exhibit 23(h)(18)(a)

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                              GARTMORE MUTUAL FUNDS
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                 October 1, 2002

                           (As amended March 1, 2003)


Name of Fund/Class                    Expense Limitation for Fund/Class*
-------------------------------       ----------------------------------
Gartmore Mid Cap Growth Fund
   Class A                                                     1.15%
   Class B                                                     1.15%
   Class C                                                     1.15%
   Institutional Service Class                                 1.15%
   Institutional Class                                         1.15%

Gartmore Millennium Growth Fund
   Class A                                                     1.20%
   Class B                                                     1.20%
   Class C                                                     1.20%
   Class D                                                     1.20%
   Institutional Service Class                                 1.20%


*Effective until at least February 29, 2004. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.

                                        GARTMORE MUTUAL FUNDS

                                        By:    /s/ JAMES BERNSTEIN
                                        Name:  James Bernstein
                                        Title: Assistant Secretary

                                        GARTMORE MUTUAL FUND CAPITAL TRUST

                                        By:    /s/ GERALD J. HOLLAND
                                        Name:  Gerald J. Holland
                                        Title: SVP - CAO


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